UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                ----------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                        NETWORK INSTALLATION CORPORATION
                 (Name of small business issuer in its charter)

           Nevada                      7389                 88-0390360
          -------                  ----------               ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  I.R.S.  Employer
of  incorporation  or       Classification  Code  Number)   Identification
Organization                                                     No.


               18 Technology Drive, Suite 140A, Irvine, CA  92618
                            Telephone: (949)753-7551
       -------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


               18 Technology Drive, Suite 140A, Irvine, CA  92618
                            Telephone: (949)753-7551
       -------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                Michael Cummings
                             Chief Executive Officer
                               18 Technology Drive
                                   Suite 140A
                                Irvine, CA  92618
                                 (949) 753-7551
      --------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:

                                 Amy M. Trombly
                                 80 Dorcar Road
                                Newton, MA  02459
                                 (617) 243-0850

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]


                         CALCUATION OF REGISTRATION FEE




  Title of each. . .  Dollar        Proposed maximum  Proposed maximum    Amount
Class of securities.  Amount to be  offering price    aggregate offering  of registration
 To be registered. .  registered    per unit          price               fee

Common Stock,
..001 Par Value. . .   1,625,000       3.23             5,248,750           $424.62

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The price of $3.20 per share, which was the average of the high and low prices of the Registrant's Common Stock, as reported on the Over-The-Counter Bulletin Board on October 9, 2003 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS
                        NETWORK INSTALLATION CORPORATION
                     OFFERING UP TO 1,625,000 COMMON SHARES

This prospectus relates to the resale of up to 1,625,000 shares of our common stock by current stockholders and by C.C.R.I. who may acquire our common stock pursuant to the exercise of warrants and by Preston Capital Partners, LLC, which will become a stockholder pursuant to a "put right" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Preston Capital. That Investment Agreement permits us to "put" up to $2.5 million in shares of our common stock to Preston Capital. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right and possible future exercise of the warrants held by C.C.R.I. All costs associated with this registration will be borne by us.

The  selling  shareholders  consist  of:

Dutchess  Advisors,  Ltd.                         200,000  shares
Dutchess  Private  Equities  Fund,  LP            200,000  shares
Michael  Cummings                                 100,000  shares
Marketbyte,  LLC                                  125,000  shares
Preston  Capital  Partners,  LLC                  900,000  shares
C.C.R.I  Corp.                                    100,000  shares

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol NWIS.OB. On October 8, 2003, the last reported sale price of our common stock was $3.15 per share.

Preston Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement. Preston Capital will pay us 95% of the average of the four lowest closing bid prices of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. The shares held by Dutchess Advisors, Ltd, Dutchess Private Equities Fund, L.P., Michael Cummings, and Marketbyte, LLC were issued by us in prior private placements. With the exception of Preston Capital, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.


                              ____________________

      This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.
                              ____________________

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.


     Subject to Completion, the date of this prospectus is October 16, 2003.

                                TABLE OF CONTENTS

PROSPECTUS  SUMMARY                                                         4
RISK  FACTORS                                                               5
USE  OF  PROCEEDS                                                           8
DETERMINATION  OF  OFFERING  PRICE                                          9
DILUTION                                                                    9
SELLING  SECURITY  HOLDERS                                                  9
PLAN  OF  DISTRIBUTION                                                     10
LEGAL  PROCEEDING                                                          11
DIRECTORS, EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS          11
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT      12
DESCRIPTION  OF  SECURITIES                                                13
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                 13
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
ACT  LIABILITIES                                                           13
DESCRIPTION  OF  BUSINESS                                                  15
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  PLAN  OF  OPERATION           18
DESCRIPTION  OF  PROPERTY                                                  20
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         20
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            22
EXECUTIVE  COMPENSATION                                                    22
FINANCIAL  STATEMENTS                                                      23
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING AND
FINANCIAL DISCLOSURE                                                       32

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

Our  Company

We are a project engineering company that focuses on the implementation requirements of specialty communication systems, Wireless Fidelity, or Wi-Fi, deployment and fixed Wireless Local Area Networks, or WLANs. We offer the ability to integrate superior solutions across a vast majority of communication requirements.

We have a two-pronged approached to our business model. One is the continued focus on our core competency of project management in wired networking infrastructure, design, installation and support of communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure build-out of Wi-Fi and WLANs.

How  to  Contact  Us

Our executive offices are located at 18 Technology Drive, Suite 140A, Irvine, CA 92618. Our phone number is (949) 753-7551.

Sales  By  Our  Selling  Stockholders

This prospectus relates to the resale of up to 1,625,000 shares of our common stock by four stockholders, C.C.R.I who may acquire shares of our common stock by exercising warrants and Preston Capital, who will become a stockholder pursuant our Investment Agreement.

The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:

Stockholder                                         Number  of  Shares(1)
--------------------------------------------        ------------------

Dutchess  Advisors,  Ltd.                               200,000  shares
Dutchess  Private  Equities  Fund,  LP                  200,000  shares
Michael  Cummings                                       100,000  shares
Marketbyte,  LLC                                        125,000  shares
Preston  Capital  Partners,  LLC                        900,000  shares
C.C.R.I  Corp.                                          100,000  shares

Total  common  stock  being  registered               1,625,000  shares

(1) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 900,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 900,000, depending on the trading price of our common stock. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 900,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

The Investment Agreement we have with Preston Capital allows us to "put" to Preston Capital at least $10,000, but no more than $100,000. The purchase price for our common stock identified in the Put Notice shall be equal to 95% of the average of four lowest posted bid prices of our common stock during the five days after we deliver the put notice to Preston Capital.

C.C.R.I. holds two warrants to purchase our common stock. Warrant 101 allows C.C.R.I. to purchase up to a total of 50,000 shares of our common stock at an exercise price equal to $5.00 per share. Warrant 102 allows C.C.R.I. to purchase up to a total of 50,000 shares of our common stock at an exercise price equal to $7.50 per share. The Warrants expire five years after the date of their issuance.


                                  The Offering


Common  stock  offered              1,625,000  shares

Use  of  proceeds                   We  will  not  receive  any  proceeds
                                    from  the  sale  by  the  selling
                                    stockholders  of  our  common  stock.
                                    We  will  receive  proceeds  from  our
                                    Investment  Agreement  with  Preston
                                    Capital  and  the  exercise of  warrants.
                                    See  "Use  of  Proceeds."

Symbol  for  our  common  stock     Our  common  stock  trades  on  the
                                    OTCBB  Market  under  the  symbol
                                    "NWIS.OB"

            Our Capital Structure and Shares Eligible for Future Sale




Shares of common stock outstanding as of September 30, 2003           12,616,330(1)


Shares of common stock potentially issuable upon
exercise of the put right to Preston Capital                             900,000

Shares of common stock potentially issuable to
C.C.R.I. upon exercise of the warrants                                   100,000
                                                                      ------------

Total                                                                 13,616,330


____________________
(1)  Assumes  no  exercise  of:
-     A  warrant  to  purchase  618,000  shares  of  our  common  stock;
-     Convertible  debentures into an undeterminable amount of stock.  We currently have  outstanding  $367,000 of convertible debentures that may be converted into common stock  at  the  holder's  option;
-     A  convertible  promissory  note  into an undeterminable amount of stock.  We currently  have outstanding one convertible promissory note valued at $75,000 that may be  converted  into  common  stock  at  the  holder's  option;  and
-     Stock  options  for  30,000  shares  of  common  stock.


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could,"
"will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                            RISKS ABOUT OUR BUSINESS


OUR  INDEPENDENT  ACCOUNTANTS  HAVE  ISSUED  A  GOING  CONCERN  OPINION.

Our audited financial statements for the fiscal year ended December 31, 2002, reflect a net loss of $3,349,572. Our unaudited financial statements for the six month period ended June 30, 2003 reflect a net loss of $281,553. These conditions raised substantial doubt about our ability to continue as a going concern if we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital needs. If we do not obtain additional funding, we may not be able to continue operations.

WE HAVE GENERATED SIGNIFICANT LOSSES AND EXPECT TO GENERATE OPERATING LOSSES FOR THE FORESEEABLE FUTURE, THEREFORE WE MAY NOT BECOME PROFITABLE.

We have sustained substantial operating losses in the past. Our net losses for the fiscal year ended December 31, 2002, were $3,349,572. We expect operation losses to continue for the foreseeable future. As a result, we may not become profitable, or if we become profitable, we may not remain profitable.

OUR OPERATING RESULTS WILL FLUCTUATE SIGNIFICANTLY FOR THE FORESEEABLE FUTURE, WHICH MAY AFFECT OUR STOCK PRICE.

Our quarterly results of operations have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, our results of operations could be adversely affected. Additionally, we are unable to forecast our future revenues with certainty because our business plan contemplates the acquisition of new enterprises. Many factors can cause our financial results to fluctuate, some of which are outside of our control. Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline.

WE NEED ADDITIONAL CAPITAL TO GROW OUR BUSINESS AND WE MAY NOT BE ABLE TO FIND SUCH CAPITAL ON ACCEPTABLE TERMS.

Our business plan contemplates the acquisition of new enterprises and the proceeds from our existing financing arrangements may not be sufficient to fully implement our business plan. Additionally, we may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Accordingly, we may require additional funds to enable us to operate profitably. Such financing may not be available on terms acceptable to us. We currently have no bank borrowings or credit facilities, and we may not be able to arrange any such debt financing. Additionally, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to grow our business.

OUR BUSINESS STRATEGY INCLUDES IDENTIFYING NEW BUSINESSES TO ACQUIRE, AND IF WE CAN NOT INTEGRATE ACQUISITIONS INTO OUR COMPANY SUCCESSFULLY, WE MAY NOT BECOME PROFITABLE.

Our success partially depends upon our ability to identify and acquire undervalued businesses. Although we believe that there are companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to make any acquisitions, and if we do make acquisitions, they may not be profitable.

WE MUST AVOID INFRINGING ON THE PROPRIETY RIGHTS OF OTHERS AND IF WE DO INFRINGE ON THOSE RIGHTS WE MAY HAVE TO PAY SUBSTANTIAL LEGAL COSTS AND COULD LOSE OUR RIGHT TO CERTAIN TECHNOLOGY.

Our commercial success may also depend in part on our not infringing the proprietary rights of others or not breaching technology licenses that cover technology we use in our products. Third-party patents may require us to develop alternative technology or to alter our products or processes, obtain licenses or cease some of our activities. If these licenses are required, we may be unable to obtain them on commercially favorable terms, if at all.

WE DEPEND ON OUR KEY PERSONNEL AND IF THOSE PERSONNEL LEAVE THE COMPANY, OUR BUSINESS MAY BE HARMED.

At this time, we are almost totally dependent upon Michael Cummings and William Lindberg as our only operating officers and on the directors of Network Installation Corporation, our only business asset that is producing significant revenues. We do not maintain insurance on the lives of our officers, directors or key employees. The loss of their services would have a material adverse effect on our business.

SOME OF OUR POTENTIAL FUTURE GROWTH DEPENDS ON INCREASING CUSTOMER ACCEPTANCE OF WIRELESS NETWORKS, AND TO THE EXTENT THAT SUCH ACCEPTANCE FAILS TO INCREASE, WE MAY NOT GROW OUR BUSINESS.

While the majority of our revenues are currently derived from the installation of cable systems, we believe that improving wireless technology will eventually make wireless systems an acceptable alternative to many of our potential customers. We have begun to enter the wireless marketplace and believe this technology could lead to future growth for our company. The wireless industry has historically experienced a dramatic rate of growth both in the United States and internationally. If the rate of growth should slow down and end users continue to reduce their capital investments in wireless infrastructure or fail to expand their networks, we may not be able to expand our business.


                     RISKS ABOUT OUR STOCK AND THIS OFFERING

CERTAIN INSIDERS HAVE ENOUGH SHARES TO EXERCISE CONTROL OVER MATTERS SUBJECT TO INVESTOR VOTE WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

As of September 30, 2003, officers and directors controlled eighty-five percent of our common stock and therefore control the election of directors and all other matters subject to stockholder votes. This concentration of ownership may also have the effect of delaying or preventing a change of control, even if this change of control would benefit certain shareholders. These shareholders may make decisions that may not be in the best interest of minority stockholders. As a result, this concentration of ownership could have an adverse effect on the market price of our common stock.

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

The market for our common stock is highly volatile. The trading price of our common stock could be subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors' products and services, changes in product mix, changes in our revenue and revenue growth rates.

CERTAIN OF OUR OFFICERS, DIRECTORS AND LARGE INVESTORS MAY SELL THEIR SHARES, WHICH COULD ADVERSELY AFFECT YOUR SHARE PRICE.

We have previously issued shares of our common stock that constitute "restricted securities" as that term is defined in Rule 144(a)(1)(iii) adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition and, in some cases, without restriction after a holding period of two years. Sale of significant numbers of shares pursuant to SEC Rule 144 would have an adverse effect on the market price of our common shares.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-     Deliver  a  standardized  risk  disclosure  document  prepared by the SEC;

- Provides the customer with current bid and offers quotations for the penny stock;

- Explain the compensation of the broker-dealer and its salesperson in the transaction;

- Provide monthly account statements showing the market value of each penny stock held in the customer's account;

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's; and

-     Provide  a  written  agreement  to  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

WE  MAY  NOT  PAY  DIVIDENDS  IN  THE  FUTURE.

We have never declared or paid a cash dividend. At this time, we do not anticipate paying any dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business. You should not purchase our securities on the expectation of future dividends.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH PRESTON CAPITAL.

The sale of shares pursuant to our Investment Agreement with Preston Capital may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Preston Capital to draw down on the full equity line with Preston Capital. If our stock price decreases, then our existing stockholders would experience greater dilution.

PRESTON CAPITAL WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK.

Our common stock to be issued under our agreement with Preston Capital will be purchased at a 5% discount to the average of the four lowest closing bid prices for the five days immediately following our notice to Preston Capital of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline.

                            RISKS ABOUT OUR INDUSTRY

OUR INDUSTRY HAS RAPIDLY CHANGING TECHNOLOGY AND, IF WE DO NOT STAY CURRENT, WE MAY LOSE CUSTOMERS AND OUR BUSINESS WILL BE HARMED.

The network installation industry and related technology business involve a broad range of rapidly changing technologies. Our technologies may not remain competitive over time, and others may develop technologies that are superior to ours which may render our products non-competitive. Our business may depend on trade secrets, know-how, continuing innovations and licensing opportunities to develop and maintain our competitive position. Others may independently develop equivalent proprietary information or otherwise gain access to or disclose our information. Our confidentiality agreements on which we rely may not provide meaningful protection of any trade secrets on which we may depend for success, or provide adequate remedies in the event of unauthorized use or disclosure of confidential information or prevent our trade secrets from otherwise becoming known to or independently discovered by our competitors.


                                 USE OF PROCEEDS

625,000 shares of common stock covered by this prospectus are to be sold by four selling shareholders who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of the 625,000 shares. However, we will receive proceeds from the sale of our common shares pursuant to our Investment Agreement with Preston Capital. Additionally, we may receive proceeds from the sale of our common shares to C.C.R.I if C.C.R.I. exercises warrants that it currently holds. However, we do not believe C.C.R.I. will exercise the warrants in the near future because the exercise prices of $5.00 and $7.50 are higher than the current trading price of our stock.

The proceeds from our exercise of the put right pursuant to the Investment Agreement will be used for working capital and general corporate expenses, expansion of our internal operations and potential acquisition costs, although we do not currently have any agreements or arrangements for pending acquisitions.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The table assumes estimated offering expenses of $25,000.




                                                                                  Proceeds            Proceeds
                                                                                If 100% Sold       If 50%  Sold
                                                                                -------------      ------------
Gross Proceeds                                                                    $2,500,000         $1,250,000
Estimated Expenses of the Offering                                                $   25,000         $   25,000
                                                                                -------------      ------------
Net Proceeds                                                                      $2,475,000         $1,225,000
                                                                                 =============      ===========

                                                                                    Priority           Proceeds
                                                                                -------------      ------------

Working capital and general corporate expenses                             1st    $1,000,000          $ 500,000
Expansion of internal operations                                           2nd    $  500,000          $ 250,000
Potential acquisition costs                                                3rd    $  975,000          $ 475,000
                                                                                -------------      ------------
                                                                                  $2,475,000         $1,225,000
                                                                                 =============      ===========



Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares in any manner at the current market price or through negotiated transactions with any person at any price.

                                    DILUTION

Our net tangible book value as of June 30, 2003 was ($219,386), or ($ .027) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued to Preston Capital. The amount of dilution will depend on the offering price and number of shares to be issued. The following example shows the dilution to new investors at an offering price of $3.20 per share.

If we assume that we were to issue 900,000 shares of common stock to Preston Capital at an assumed offering price of $3.20 per share, less $25,000 of offering expenses, our net tangible book value as of June 30, 2003 would have been $2,635,614, or $.23 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.257 per share and an immediate dilution to new shareholders of $2.97 per share.

Assumed  public  offering  price per share                                 $3.20
Net  tangible  book value per share before this offering                 ($.027)
Net  tangible  book  value after this offering                        $2,635,614
Net  tangible  book  value per share after this offering                    $.23
Dilution  of  net  tangible book value per share to new investors          $2.97
Increase  in  net  tangible book value per share to existing shareholders  $.257

                            SELLING SECURITY HOLDERS

Based upon information available to us as of October 3, 2003, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.




                          Ownership Before Offering       Ownership After Offering(1)
                          -------------------------       ------------------------

                      Number of Shares  Percent of Shares  Number of Shares  Percent of
                        Beneficially      Beneficially      Beneficially       Shares
                           Owned            Owned(2)           Owned       Beneficially Owned


Dutchess Advisors, Ltd.(3)   700,000            5.5%              500,000     4.0%
Dutchess Private Equities
         Fund, LP(3)       2,350,000           18.6%            2,150,000    17.0%
Michael Cummings(4)        8,075,000           61.0%            7,975,000    60.3%
Marketbyte, LLC (5)          250,000            2.0%              125,000     1.0%
Preston Capital
         Partners, LLC(6)    250,000            2.0%              250,000     2.0%
C.C.R.I. Corp.(7)             25,000              *                25,000       *

* Less than 1%

(1)  The  numbers  assume  that  the  selling stockholders have sold all of the shares offered hereby  prior  to  completion  of  this  Offering.
(2)  Based  on  12,616,330  shares  outstanding  as  of  September  30,  2003.
(3)  Two  of  our  directors, Michael Novielli and Douglas Leighton are principals of Dutchess
Advisors,  Ltd.  and  Dutchess  Private  Equities  Fund, L.P.  Our director, Theodore Smith, is the
Executive  Vice  President  of  Dutchess  Advisors,  LLC.
(4)  Includes a five year option to purchase an additional 618,000 shares of our common stock.
(5)  The  principal  of  Marketbyte,  LLC  is  Larry  Isen.
(6)  The  principal  of  Preston  Capital  Partners,  LLC  is  John  Wykoff.
(7)  The  principal  of  C.C.R.I.  Corp.  is  Malcolm  McGuire.



                              PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or
- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;
-     at  prices  related  to  such  prevailing  market  prices,  or
-     in  negotiated  transactions,  or
-     in  a  combination  of  such  methods  of  sale;  or
-     any  other  method  permitted  by  law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Preston Capital and any broker-dealers who act in connection with the sale of its shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-     engage in any stabilization activity in connection with any of the shares;
-     bid for or purchase any of the shares or any rights to acquire the shares,
- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

We engaged Park Capital Securities, LLC as our placement agent with respect to the securities to be issued under the Equity Line of Credit. To our knowledge Park Capital Securities, LLC has no affiliation or business relationship with Preston Capital.


                                LEGAL PROCEEDINGS

In the year ended December 31, 2002, a suit was brought against us alleging that we made false written and oral representations to induce the plaintiff to invest in our company and that such investment occurred despite the plaintiff's request that the funds be held in a brokerage account maintained by a related entity. A co-defendant in the case also filed a cross-complaint in the action alleging theories of recovery against us and several other defendants and alleging fraud, breach of contract, misrepresentation, conversion and securities fraud against us. Presently, we have answered the complaint and cross-complaint and discovery has commenced. The plaintiff has filed a motion to compel further discovery and for sanctions. Our management is opposing the claims and alleges that it delivered a properly issued convertible note to the plaintiff. In the opinion of our counsel, our exposure in the case is $100,000 for the investment plus interest. However, if the claims against us are successful, the punitive damages could triple the damages. We have accrued $300,000 in the accompanying financial statements against any possible outcome. We are attempting to settle the case with the plaintiff, and have made a good faith payment of $20,000 towards a definitive settlement agreement.

On April 25, 2003 the Superior Court of the State of California entered a judgment in the amount of $46,120 against us in favor of a vendor of our former subsidiary, North Texas Circuit Board, or NTCB. We believe that we were never issued proper service of process for the complaint. In addition, on August 20, 2002 we sold NTCB to a third party. Pursuant to terms of the share purchase agreement, this third party assumes all liabilities of NTCB. We plan to vigorously oppose the action.

On April 29, 2003, an investor brought a suit against us, alleging breach of contract pursuant to a settlement agreement executed between us and the investor dated November 20, 2002. The suit alleges that we are delinquent in our repayment of a $20,000 promissory note, of which $5,000 has been repaid to date. We plan to vigorously oppose the claims.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

Name                   Age     Position  Held
----                   ---     --------------

Michael  Cummings       39      Chief  Executive  Officer,  Director

Michael  A.  Novielli   39      Chairman  of  the  Board  of  Directors

Douglas  H.  Leighton   35      Director

Theodore  Smith         26      Director


Biographies  of  Officers  and  Directors

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

MICHAEL CUMMINGS has served as our Chief Executive Officer and director since May 2003. He previously founded and served as President of Network Installation Corp. from 1997 to 2003. During his tenure, Network Installation Corp. built its annual sales from start-up to over $800,000 in 2002. Also during the period from 1999-2001, Mr. Cummings purchased a controlling interest in Tri-City Datatel, Inc., a designer and installer of networking systems. Under his direction as President of Tri-City Datatel, the company achieved annual sales growth from $3.5 million to $7 million, before Cummings sold his interest in 2001. In 1983, Mr. Cummings attended Goldenwest College for Business Law.

MICHAEL A. NOVIELLI has served as our director since April, 2003. Mr. Novielli is a Managing Partner of Dutchess Capital Management, LLC and Dutchess Advisors, LLC. A co-founder of Dutchess in 1996, Mr. Novielli advises the senior management of issuers in which Dutchess Private Equities Fund LP has invested, in areas of business development, legal, accounting and regulatory compliance. Prior to co-founding Dutchess, Mr. Novielli was a partner at Scharff, Witchel & Company, a 40 year-old, full service investor relations firm, where he consulted with publicly-traded companies on areas of finance and business development. Prior to joining Scharff, Mr. Novielli was Vice-President of Institutional Sales-Private Placements at Merit Capital Associates, an independent NASD registered broker-dealer. Before joining Merit, Mr. Novielli began his investment career at PaineWebber, where he served for approximately three years as a registered representative servicing high net worth individuals and institutional clientele. Mr. Novielli has held series 7, 63 and 65 licenses and received his B.S. in Business from the University of South Florida in 1987.

DOUGLAS LEIGHTON has served as our director since April, 2003. Mr. Leighton is a Managing Partner of Dutchess Capital Management, LLC and Dutchess Advisors, LLC. A co-founder of Dutchess in 1996, Mr. Leighton oversees trading and portfolio risk management of investments made on behalf of Dutchess Private Equities Fund LP. Prior to co-founding Dutchess, Mr. Leighton was founder and president of Boston-based Beacon Capital from 1990-1996, which engaged in money management. Mr. Leighton has held series 7, 63 and 65 licenses as well as registered investment advisor status and holds a BS/BA in Economics & Finance from the University of Hartford.

THEODORE SMITH has served as our director since April, 2003. Mr. Smith serves as Executive Vice President of Dutchess Advisors LLC, whom he joined in 1998 and is a liaison between Dutchess Capital Management, LLC on behalf of Dutchess Private Equities Fund, LP and senior management of companies in the Fund's portfolio. Prior to joining Dutchess in 1998, Mr. Smith was a principal at Geneva Atlantic Capital, LLC where he focused on assisting corporate clients with SEC compliance matters, business plan preparation and presentation and capital markets financing. Mr. Smith received his BS in Finance and Marketing from Boston College. Mr. Smith has also served as a director of several public as well as private companies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of October 3, 2003 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2002 fiscal year and (iv) all of our directors and current executive officers as a group:




                            Amount and
                            Nature of
Name and Address of. . . .  Beneficial        Percentage
Beneficial Owner(1). . . .  Ownership         of Class(2)

Michael Novielli            3,120,000 (3)     24.7*%

Douglas Leighton            3,120,000 (3)     24.7*%

Theodore Smith                 75,000 (3)        *

Michael Cummings            8,075,000 (4)     61*%

Dutchess Private Equities
Funds, L.P.                 3,050,000 (3)     24.2*%
312 Stuart St., 3rd Floor
Boston, MA 02116

Dutchess Advisors, Ltd.     3,050,000 (3)     24.2*%
312 Stuart St., 3rd Floor
Boston, MA 02116

All directors and current
executive officers as a
group (4 persons)           11,340,000        85.7*%

       * . . . . . . . . .  Less than 1% of outstanding shares of Common Stock.

(1) The address of all individual directors and executive officers is c/o Network Installation Corporation, 18 Technology Drive, Suite
     140A,  Irvine,  CA  92618.

(2) The number of shares of common stock issued and outstanding on September 30, 2003 was 12,616,330 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on September 30, 2003, plus shares of common stock subject to options held by such person on September 30,2003 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(3) Two of our directors, Michael Novielli and Douglas Leighton, are the principals of Dutchess Advisors. Messrs. Novielli and Leighton are also the principals of Dutchess Capital Management
      LLC,  which  is  the  general  partner  to  Dutchess  Private  Equities
     Fund.  Our  director,  Theodore  Smith,  is  the  Executive  Vice
     President  of  Dutchess  Advisors,  LLC.  Dutchess  Advisors  owns
     700,000  shares  of  our  common  stock.  Dutchess  Private  Equities
     Fund owns 2,350,000 shares of our common stock. Messrs. Novielli and Leighton each individually own 70,000 shares of our common stock. Messrs. Novielli and Leighton share voting and dispositive power over the shares of our common stock held by Dutchess Advisors and Dutchess Private Equities Fund.

(4)     Includes a five year option to purchase 618,000 shares  of  our  common  stock.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, par value $.001 per share. As of September 30, 2003, 12,616,330 common shares were issued and outstanding.

VOTING RIGHTS. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the voting power can elect all of our directors.

DIVIDEND POLICY. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. We may never pay dividends on our common stock.

MISCELLANEOUS RIGHTS AND PROVISIONS. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of Network Installation, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Network Installation after satisfaction of all liabilities.

Transfer  Agent

Our  transfer  agent  for  our  common  stock is:

          Pacific  Stock  Transfer
          500  East  Warm  Springs
          Suite  240
          Las  Vegas,  NV  89119
          Telephone:  (702)  361-3033


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 504 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of Network Installation. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Indemnification  of  Directors  and  Officers

Article VIII of our By-laws provides: Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Article VIII of our Articles of Incorporation states that: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Under the foregoing provisions of our Certificate of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by us to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of Network Installation, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

If unsuccessful in defense of a suit brought by or under the right of Network Installation, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to us, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

As soon as may be practicable, we expect to cover our officers and directors by officers' and directors' liability insurance in an amount to be determined by the Board of Directors which will include reimbursement for costs and fees. We expect to enter into Indemnification Agreements with each of our executive officers and directors which will provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

We entered into a Consulting Agreement with Dutchess Advisors on April 1, 2003. Two of our directors, Michael Novielli and Douglas Leighton, are principals of Dutchess Advisors. This Agreement provides that we will indeminify Dutchess
Advisors for all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, including reasonable attorneys' fees and disbursements, incurred by Dutchess Advisors as a result of (i) any misrepresentation or breach of any representation or warranty made by us in the Agreement or any other certificate, instrument or document, (ii) any breach of any covenant, agreement or obligation contained in this Agreement or any other certificate, instrument or document,
(iii) any cause of action, suit or claim brought or made against Dutchess Advisors by a third party and arising out of the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to Dutchess Advisors by us.

On April 8, 2003, we entered into a Subscription Agreement with Dutchess Private Equities Fund which provides that we shall defend, protect, indemnify and hold harmless Dutchess Private Equities Fund from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys' fees and disbursements incurred by Dutchess Private Equities Fund as a result of (i) any misrepresentation or breach of any representation or warranty made by us (ii) any breach of any covenant, agreement or obligation
(iii)  any  cause  of  action,  suit  or  claim brought or made against Dutchess
Private Equities Fund by a third party and arising out of the execution, delivery, performance or enforcement of the document contemplated in the Agreement, (iv) any transaction financed or to be financed with the proceeds of the issuance of the Debentures or (v) the status of Dutchess Private Equities Fund as our investor, except insofar as any untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Registrant by Dutchess Private Equities Fund. If Dutchess Private Equities Fund, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder in connection with transactions contemplated by transactions between us and Dutchess Private Equities Fund, we will reimburse Dutchess Private Equities Fund for its reasonable legal and other expenses.


COMMISSION POSITION ON INDEMNIFICATION OF OFFICERS AND DIRECTORS FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                             DESCRIPTION OF BUSINESS

HISTORY

We incorporated in the State of Nevada as Color Strategies on March 24, 1998. On October 1, 1999, we created a wholly-owned subsidiary named Infinite Technology Holding, Inc. On December 23, 1999, we changed our name to Infinite Technology Corporation. On May 4, 2000, we changed our name from Infinite Technology Corporation to Network Installation Corporation. On the same date, we changed the name of our wholly-owner subsidiary to Network Installation Holdings, Inc.

In May of 2000, we acquired Mardock, Inc., a designer, manufacturer and distributor of apparel and promotional products. In August 2000, we acquired a majority interest in North Texas Circuit Board Co., or NTCB through the acquisition of 67% of the common stock of Primavera Corporation, the parent company of NTCB, in exchange for 195,000 shares of our common stock, valued at $325,000, plus a contribution of $1,250,000 in cash to NTCB as additional working capital. NTCB manufactures high quality printed circuit boards. In September 2000, we acquired 80% of the outstanding stock of OpiTV.com. OpiTV.com was an I-commerce technology company in the development stage with a business plan to market and distribute a TV device. In November 2000, we acquired an additional 13% of Primavera Corporation. This increase in equity brought our indirect ownership of NTCB from 67% to 80%.

In late 2000, management determined that our capital and management resources were spread too thin to properly address the capital needs and the management needs of our three subsidiaries. As a result, in July of 2001, we sold all of our common stock ownership in Mardock, Inc. and OpiTV.com.

In July 2001, we acquired the remaining 20% of Primavera's common stock. On August 20, 2002, we sold NTCB to a third party in exchange for cancellation of debt of approximately $2,255,860 and retention by us of a 10% interest in the after tax profit of NTCB to us for a period of five years subsequent to the consummation of the transaction. On December 27, 2002, we disposed of 100% of Flexxtech Holdings, Inc. Flexxtech Holdings was the parent corporation of Primavera Corporation. After the sale of NTCB, Flexxtech Holdings had no significant assets and was disposed of to Western Cottonwood Corp., an affiliate, for normal consideration.

On October 1, 2002, we signed to acquire 80% of the outstanding common shares of W3M, Inc., dba Paradigm Cabling Systems, a privately held California corporation, in a stock for stock exchange. Paradigm is a full service computer cabling, networking and telecommunications integrator contractor. As part of the transaction, we agreed to use our best efforts to arrange for an infusion of $250,000 in additional capital, either as debt or equity or some combination of both, to Paradigm, in order to increase its working capital. However, we were unable to arrange infusion of the capital per the agreement.

On  April  8,  2003,  we  and  Paradigm  agreed that the transaction is void  ab initio, that is, at its inception, with the effect that Paradigm remains the owner of all of its assets and the shares of our preferred stock are  restored  to  the  status  of  authorized  shares.  The  Purchase Agreement and all related documents and all documents delivered in connection therewith were thereby terminated ab initio and are of no force or effect whatsoever. In connection with funds invested as working capital into Paradigm during the period from October 1, 2002 until April 1, 2003, we issued to Ashford Capital LLC and e-fund Capital/Barrett Evans, 5 year convertible debentures in the amount of $65,000 and $75,000 respectively. Michael Cummings, President of Paradigm also resigned as a Director of the Company's Board of Directors.

On April 9, 2003, we executed a Restructuring Agreement pursuant to which Western Cottonwood Corporation, a related party through a major shareholder, agreed to forgive its notes receivable and interest receivable from us as of December 31, 2002. Pursuant to the agreement, (i) Western Cottonwood and Atlantis Partners shall maintain a combined ownership percentage of a non-dilutive 4.9% and Greg Mardock, our former president, shall maintain a combined ownership percentage of a non-dilutive 2% through our first merger or acquisition transaction and (ii) Mr. Mardock resigned as President and Director(iii) three nominees of Dutchess Private Equities Fund, LP were appointed directors.

In April 2003, we executed a Letter of Intent to merge with Irvine, CA- based Network Installation Corporation. Network Installation is a designer and installer of data, voice, and video networks. The transaction closed in May, 2003.

Network Installation was established in July 1997 as a California corporation as a low voltage-cabling contractor and in 1999 changed its focus to provide products, project management, design and installation within the networking and communications sector.

OVERVIEW

We are a project engineering company that focuses on the implementation requirements of specialty communication systems, Wireless Fidelity, or Wi-Fi, deployment and fixed Wireless Local Area Networks, or WLANs. We offer the ability to integrate superior solutions across a vast majority of communication requirements.

We have a two-pronged approached to our business model. One is the continued focus on our core competency of project management in wired networking infrastructure, design, installation and support of communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure to build-out of Wi-Fi and WLANs.

INDUSTRY  OVERVIEW  (SPECIALTY  COMMUNICATION  SYSTEMS)

A structured cabling system is a set of cabling and connectivity products that integrates the voice, data, video, and various management systems of a building, such as safety alarms, security access and energy systems. These systems typically consist of an open architecture, standardized media and layout, standard connection interfaces, adherence to national and international standards, and total system design and installation. Other than the structured cabling system, voice, data, video, and building management systems have nothing in common except similar transmission characteristics, such as analog or digital data signals, and delivery methods such as conduit, cable tray, or raceway, that support and protect the cabling investment.

Modern Ethernet networking equipment is designed around the concept that each device in a building's network has a dedicated media connection to a central "hub". In a standard hub the LAN bandwidth is shared among all the station. With dedicated hubs, also called switched technology, a given cable is allocated for use by a single device.

This was not always the case. The original design of network systems assumed a common, shared medium: coaxial cable. Structured cabling systems, while having drawbacks with regards to absolute transmission performance, show considerable cost savings to the owner by reducing the costs of moves, changes and additions. These benefits far outweigh the cost of implementation, making structured cabling the optimum choice for building wiring.

The industry had been dominated by thousands of proprietors with former employment experience in telecommunications and electrical contracting. With the boom in technological advances over the past fifteen years, the convergence of data medium; text, voice, and video has placed a premium in obtaining such information, faster, cheaper and now wireless. This paradigm shift in the functionality of data transmission now mandates a more detailed insight into computer science, project management and a thorough understanding of a potential customer's total communications needs.

INDUSTRY  OVERVIEW  (WI-FI)

In the past two years, Wireless Fidelity, also known as Wi-Fi, has emerged as the dominant standard for wireless local areas networks, or WLANS worldwide. A Wi-Fi network can cover an area of typically 100-500 feet with Internet access hundreds of times faster than a modem connection. Unlike other wireless technologies such as CDMA and GSM, Wi-Fi enjoys 100% global acceptance. It has become a single networking standard for all developers, equipment manufacturers, service providers and users.

Hundreds of equipment manufacturers are now flooding the market with millions of Wi-Fi cards and access points. The single Wi-Fi standard ensures these devices all interoperate with each other, so, for example, an access point made by Netgear will communicate with a network card from Linksys.

Hundreds of new companies have begun setting up Wi-Fi access points called "hot spots" in cafes, hotels, airports, book stores and other public spaces. These hot spot operators install Wi-Fi access points and either sell high speed wireless Internet access for a fee or offer it to the public for free.

Hot Spot Operators include Wayport, STSN, Surf and Sip, StayOnline, Pronto, NetNearU, Deep Blue, Fatport, Air Portal, Ikano, Picopoint, TheCloud and Azure. In the last year, major wireless carriers have thrown their hat in the ring, including T-Mobile, which is building hot spots in Starbucks cafes, Borders book stores, Kinko's stores and airline clubs, AT&T Wireless, British Telecom, Swisscom, Telecom Italia and Sprint PCS.

Forces outside the industry are also rapidly arming users with Wi-Fi radios. Consumers also buying Wi-Fi-compatible hardware in their laptops and PDAs for use in the office or home.

Wi-Fi is over 100 times faster than a standard modem connection. Wi-Fi is also significantly faster than the wireless services provided by cellular carriers which typically deliver throughput between 40k and 60k. The actual speed experienced by hot spot users is determined by the hot spot's connection to the Internet, which can range from low-end DSL (384k) to one or more T1s (1.5Mb and up), but this still promises much faster speed than any other available technology.

We are seeking to exploit the rapid build up of wireless networks by focusing our marketing efforts on its currently installed base of universities, K-12, municipalities and Fortune 1000 companies.

OUR  BUSINESS

A company's communication network is critical in achieving the timely flow of information. Typically, a company's network expands beyond its existing headquarters to remote offices and remote users. The number of networking applications continues to grow and the demand for high-speed connectivity to move data back and forth is increasing dramatically. Until recently, a company's only alternative in obtaining high-speed connectivity was to contact the telephone company and have a high-speed landline service installed so that connectivity could be achieved between its locations. The issue today is that these high-speed landlines take too much time to install, are not available in all locations, do not solve remote application usage and are costly to use on a monthly basis.

We seek to exploit the growing demand in high-speed connectivity by providing complete network solutions including best of breed wireless products, engineering services, structured cabling and deployment. We offer the ability to integrate superior solutions across the vast majority of communication requirements.

There are multiple products associated with the deployment of a wireless solution including microwave equipment, free space optical equipment and specialty components. There are also important services such as site design, product integration, structured cabling, network security, training and technical support. The integration of all these products and services is critical in achieving the desired results for the customer. The specific products used and services offered vary depending on the connection speed required and distances between points. We provide specialty communication systems, Wi-Fi deployment and WLANs to corporations, municipalities and educational institutions.

We define wireless deployment as the internal and external design and installation of a wireless solution to support connectivity between two or more points without the utilization of landline infrastructure.
End users turn to us to design and integrate a wireless solution, as there are many components from various technology providers. Wireless solutions can offer a user:
-     High-speed  connectivity;
-     Immediate  installation;
-     Network  ownership;  and
-     Low  costs.
We also provide network security, train end users and provide on-going technical support to insure a successful installation.

SUPPLIERS

While we are predominately a service company, we purchase and resell products such as networking routers, cable, software and video equipment that are involved in our project installations. We purchase our products from various distributors. Should any of these distributors cease operations, our business would not be adversely affected because these products are readily available from multiple distributors locally, regionally or nationally.

We have agreements with Vivato and Motorola Inc. that give us what we believe to be the finest suite of products in the installation of wireless solutions. Through our Motorola agreement and the use of one of its flagship wireless products "The Canopy," we have the ability to install point to point service directly for Wireless Internet Service Providers (WISPs) or proprietors of WLANs or expanded 'Hot Zones' up to 4 kilometers through our Vivato agreement. Vivato is a San Francisco-based network infrastructure company and manufacturer of the industry's first Wi-Fi switches for enterprises and service providers. Adhering to the IEEE 802.11 standard, Vivato's patent-pending PacketSteering(TM) technology changes the old rules of Wi-Fi deployment. Vivato Wi-Fi switches deliver unprecedented range and capacity, with enterprise-class security.


SALES  AND  MARKETING

Our employees market and sell our services through a direct team of five sales and project management professionals. We are proactive and able to visit personally with our clients from time to time. We do not employ an outside sales force.

We also use several methods of mass marketing to advertise our products and services including direct mailings, and the distribution of brochures which
describe  our  services.   Additionally,  we  maintain  a  web  site  that
describes our services. We believe that these methods of marketing are a key factor in the securing of new business.

CUSTOMERS

We currently provide our products and services to the markets in K-12 education, universities, municipalities and Fortune 1000 companies. Some of current customers include University of California - Los Angeles, University of Southern California, Wells Fargo and Safeway. The University of California - Los Angeles currently represents approximately 30% of our annual revenue. No other customer represents more than 10% of our annual revenue.

COMPETITION

The network cabling market is very fragmented and highly competitive. In the markets where we operate, we experience intense competition from other independent providers of network solutions. Our competitors include regional, privately-held companies including Sunglo Communications, Pacific Coast Cabling, and Netversant. The Company is aware of only one publicly-traded competitor, WPCS International Inc. There is no one dominant competitor. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences.
We believe our competitive advantage lies in our ability to provide superior customer service while offering a more diverse line of hard product offering than our competitors.

EMPLOYEES

As of October 3, 2003, we employed 25 full time employees, four are executives, five are in sales and marketing, fifteen are project managers and technicians and one is in administration. We believe our relations with all of our employees are good.
            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

Overview

We are a project engineering company that focuses on the implementation requirements of specialty communication systems, Wireless Fidelity, or Wi-Fi, deployment and fixed Wireless Local Area Networks, or WLANs. We offer the ability to integrate superior solutions across a vast majority of communication requirements.

We have a two-pronged approached to our business model. One is the continued focus on our core competency of project management in wired networking infrastructure, design, installation and support of communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure to build-out of Wi-Fi and WLANs.

THREE MONTHS AND SIX MONTH PERIODS ENDED JUNE 30, 2003 AS COMPARED TO THREE MONTHS AND SIX MONTH PERIODS ENDED JUNE 30,
2002  (restated  for  disposal  of  subsidiaries)

Results  of  Operations
-----------------------

We generated consolidated revenues of $196,571 for the three months ended June 30, 2003 as compared to $0 for the three months ended June 30, 2002. Currently, our cash needs include, but are not limited to, legal and accounting services, and future acquisitions.

Net  Revenues
-------------

We had net revenues of $196,571 for the quarter ended June 30, 2003 as compared to $0 for the quarter ended June 30, 2002. We had net revenues of $196,571 for the quarter ended June 30, 2003 as compared to $0 for the quarter ended June 30, 2002. All of our revenue in the current period is from Network Installation Corporation. Our operations from the subsidiaries disposed off in 2002 have been separately classified in the Statements of Operations.

Cost  of  Revenue
-----------------

We incurred Cost of Revenue of $135,835 for the three and six month period ended June 30, 2003 as compared to $0 for the three and six month period ended June 30, 2002. Our Cost of Revenue increased in 2003 because we did not have operations in the three and six month periods end June 30, 2002.

General,  Administrative  and  Selling  Expenses
------------------------------------------------

We incurred costs of $266,714 and $317,244 for the three and six month ended June 30, 2003 as compared to $581,129 and $854,455 for the three month and six month periods ended June 30, 2002, respectively. The decrease in General, Administrative and Selling Expenses in the current period primarily because we issued shares of common stock amounting $687,419 as consulting fees in the prior period as compared to issuance of common shares amounting $121,950 in the current period.

Net  loss  before  income  taxes  and  loss  on  discontinued  segments
-----------------------------------------------------------------------

We had a loss before taxes and discontinued segments of ($217,618) and ($280,753) for the three and six month period ended June 30, 2003, as compared to a loss of ($899,609) and ($1,206,114) for the three and six month periods ended June 30, 2002. The decrease in net loss before income taxes and loss on discontinued segments is due to the factors described above as well as the fact that we did not have any loss on settlement of debt in the current period as compared to $$172,444 in the corresponding periods last year.

Loss  from  discontinued  operations
------------------------------------

We had a loss from operations of discontinued entities of $609,888 and 1,427,963 in the three and six month periods ended June 30, 2002, respectively. We did not have such loss in 2003 since the entities, Flexxtech Holdings, Inc. and its wholly owned subsidiary, Primavera, were disposed off by December 31, 2002.

Net  loss
---------

We had a net loss of ($217,618) and ($281,553) for the three and six month periods ended June 30, 2003 as compared to a net loss of ($1,509,497) and ($2,634,077)for the three and six month periods ended June 30, 2002.

Basic  and  diluted  loss  per  share
-------------------------------------

Our basic and diluted loss per share for the quarter ended June 30, 2003 was ($0.05) as compared to ($12.21) for the quarter ended June 30, 2002

Liquidity  and  Capital  Resources
----------------------------------

As of June 30, 2003, our Current Assets were $540,432 and Current Liabilities were $2,354,238. Cash and cash equivalents were $6,730 as compared to $72,444 at June 30, 2002. Our Stockholder's Deficit at June 30, 2003 was ($279,386).

We had a net usage of cash due to operating activities in June 30, 2003 and 2002 of $58,043 and $1,449,218 respectively. The major factor in contributing negative cash flows in the corresponding period last year was the net loss for the period amounted to $2,634,077 as compared to a net loss of $281,553 in the six month period ended June 30, 2003. We had net cash provided by financing activities of ($58,530) and $1,150,878 in the three month period ended June 30, 2003 and 2002, respectively. The reason for decrease in the current period is no sale shares for cash as compared to sale of shares for cash of $824,191 in the corresponding period last year. We had $0 from borrowings in the period ended June 30, 2003 as compared to $496,187 in the corresponding period last year.

Through October 7, 2003, we have sold $337,500 has been in the form of convertible debentures and common stock to Dutchess Private Equities Fund LP. Additionally, Dutchess provided $75,000 in the form of a loan secured by an accounts receivable invoice. Dutchess has made no commitments for future financing. We have signed an Investment Agreement with Preston Capital for $2,500,000 in an Equity Line arrangement. We believe funds from operations and the Equity Line will provide sufficient capital for the next twelve months.

Subsidiaries
------------

As  of  September  30,  2003  we  had one subsidiary, Network Installation
Corporation.

Substantial  Indebtedness
-------------------------

We have a substantial amount of indebtedness. As a result of our level of debt and the terms of our debt instruments:

-     our  vulnerability  to  adverse general economic conditions is heightened;
- we will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;
- we are and will continue to be limited by financial and other restrictive covenants in our ability to borrow additional funds, consummate asset sales, enter into transactions with affiliates or conduct mergers and acquisitions;
- our flexibility in planning for, or reacting to, changes in its business and industry will be limited;
- we are sensitive to fluctuations in interest rates because some of our debt obligations are subject to variable interest rates; and
- our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

Our ability to pay principal and interest on our indebtedness and to satisfy our other debt obligations will partly depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control. If we are unable to service our indebtedness, we will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, or seeking additional equity capital. We may not be able to affect any of these remedies on satisfactory terms, or at all.


                             DESCRIPTION OF PROPERTY

We currently sublease 2,500 sq ft. of office space located in a technology park at 18 Technology Dr., Suite 140A, Irvine, CA. Our monthly rent is approximately $2,300 per month, and our leas runs month to month.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2001 to September 30, 2001 we issued 34,913 shares to Primavera Corporation for $6,298,568 of which 32,147 common shares were issued to VLK Capital Corporation in exchange for consulting and other services performed on our behalf by Greg Mardock, our President at the time and principal shareholder of VLK, and other management advisors which we had valued at $5,851,000. Of these shares, 3,917 shares were subsequently transferred to Mr. Mardock and an additional 2,646,000 were transferred to Edward Fearon, an officer and director of Primavera Corporation and NTCB, and 2,500 were transferred to Raymond Craig, a shareholder.

On July 1, 2001, we sold 500 shares of Easyriders, Inc. to Sierra Nevada Advisers, Inc., a holder of our stock, in exchange for 125 shares of our common stock valued at $66,250.

On July 9, 2001, we canceled and returned a promissory note receivable that we were holding for $900,000 payable by VLK Capital, one of our major shareholders at that time, in exchange for VLK Capital's cancellation and return of 2,250 shares of our common stock. The exchange resulted in a loss to us of $820,000, was reflected as a loss on settlement of debt in our financial statements.

In July of 2001, we sold Mardock, Inc. back to its original owner, Greg Mardock, our CEO and a Director at that time, in exchange for his agreement to assume the liabilities of Mardock Inc. and the transfer by Mr. Mardock to us of 1,000 shares of our common stock, which was valued at $600.00 per share and retired as treasury stock. Mardock, Inc. subsequently ceased operations and went out of business.

In July of 2001, we sold our 82% ownership interest in OpiTV.com. to Mardock, our CEO and a Director at that time, in exchange for his agreement to assume the liabilities of OpiTV and the transfer by Mr. Mardock to us of 550 shares of our common stock, which was retired as treasury stock. OpiTV.com was a start-up company with no sales or operations. OpiTV.com had a negative net worth.

On October 7, 2002, we issued 51,361 shares of common stock in the name of Delaware Charter Guarantee and Trust, FBO Greg Mardock, our CEO and a director at that time, in exchange for a promissory note of $45,500 principal amount and interest of $5,861.

On October 8, 2002, we issued to Edward R. Fearon, former President of Primavera and Escamilla Capital Corporation, a related entity, 6,250 and 8,750 shares respectively. These shares were issued in exchange for notes issued by Primavera Corporation to BECO M-A, L.P. and BECO Joint Venture No. 1 amounting to $76,595.

On October 31, 2002, Western Cottonwood Corporation, a related entity, agreed to convert $2,000,000 in debt owed by us to 200 shares of our Series A Preferred Stock. Subsequent to December 31, 2002 the shares were not issued and the agreement was mutually voided.

On November 5, 2002, we issued Western Cottonwood Corp 75,000 shares of common stock in exchange for $75,000 in Promissory Notes. Subsequent to December 31, 2002 the note was amended to be in exchange for $300,000 in Promissory Notes.

On April 8th, 2003, we entered into an agreement to rescind the acquisition of W3M, Inc., dba Paradigm Cabling Systems, from its inception. The agreement was made available in our 10-KSB filed on April 15, 2003. In order to acquire 80% of the outstanding common stock of Paradigm, we entered into an acquisition agreement dated October 31, 2002. Pursuant to the terms of the acquisition, 80% of the outstanding capital stock of Paradigm was transferred to us. In exchange, we agreed to issue shares of a new Series A Convertible Preferred Stock to the exchanging shareholders of Paradigm as follows:




Name                No. Of Shares of Series A Convertible Preferred
----                -----------------------------------------------
Michael Cummings                   71.25 shares
Ashford Capital                    71.25 shares
Total                             142.50 shares



We subsequently agreed with Paradigm to void the Transaction ab initio (that is, at its inception), with the effect that Paradigm is the owner of its Assets and Liabilities and the shares of our Preferred Stock issued to Paradigm are restored to the status of authorized but unissued shares. We exchanged mutual general releases with Paradigm in order to restore the parties to their respective positions immediately prior to the execution and delivery of the purchase agreement.

On April 9, 2003, we entered into a Restructuring & Release Agreement with Greg Mardock, John Freeland, Western Cottonwood Corporation, Atlantis Partners and VLK Capital Corp. Pursuant to this Agreement, Greg Mardock resigned as our director and employee and Michael A. Novielli, Douglas H. Leighton and Theodore
J. Smith, Jr. were appointed as directors. Listed below are additional obligations of parties to the Agreement:

- Western Cottonwood Corporation agreed to forgive $1,984,849.99 in Notes receivable and interest receivable as of December 31, 2002.

-     Greg  Mardock  resigned  as  our  officer  and  employee.

- Messrs. Mardock and Freeland immediately released any and all claims to collateral, security or title of any of our assets.

- Western Cottonwood and Atlantis Partners will maintain a combined ownership percentage of 4.9%. The percentage ownership of 4.9% shall be non-dilutive through our first merger or acquisition transaction with a going concern.

- Greg Mardock will maintain an ownership percentage of 2.0%. His ownership percentage of 2.0% shall be non-dilutive through our first merger or acquisition transaction with a going concern.

- All stock issued to the parties to this Agreement was restricted and had no registration rights. The parties also agreed to additional rules governing resale of the shares. The shares may not be sold either in the public market nor in a private transaction for a period of one year, the parties may not sell more than one twelfth of their entire ownership stake in any one month for a period covering the thirteenth month through the twenty fourth month. Additionally, for a period of time the stock is not transferable and may not be loaned.

On April 8, 2003 we entered into a Consulting Agreement with Dutchess Advisors LLC, where Dutchess would provide the following services:

-     Assist  us  with  our  capitalization  and  restructuring;  and

- Assist us with our business development by seeking potential business partners, candidates for joint ventures, mergers and acquisitions or qualified persons to join our board of directors.

We agreed to pay Dutchess Advisors, LLC 700,000 shares of common stock for these Services.

On May 16, 2003, we entered into a Stock Purchase Agreement with Michael Cummings, the owner of 100% of the outstanding shares of common stock of Network Installation, Inc., or Network. Pursuant to this Agreement, we acquired all outstanding shares of common stock of Network. The purchase price consisted of $50,000 and 7,382,000 shares of our common stock. In addition, we agreed to issue a five year option to purchase an additional 618,000 shares of our common stock to Mr. Cummings if Network's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. The option is exercisable at a price equal to the closing bid price of our common stock on August 31, 2003. At the time of the acquisition there were no material relationships between us and Mr. Cummings. As a result of the acquisition, Mr. Cummings replaced Mr. Novielli as Chief Executive Officer and became our director.
Mr.  Novielli  remained  as  Chairman  of  the Board of Directors.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported, through the quarter ended December 31, 2003, as reported by the Bloomburg Financial Network, are as follows:





Quarter Ended                High Bid          Low Bid

September 30, 2001               $4.50           $0.80
December 31, 2001                $1.25           $0.66
March 31, 2002                   $0.86           $0.22
June 30, 2002                    $0.51           $0.15
September 30, 2002               $0.20           $0.02
December 31, 2002                $0.03           $0.00
March 31, 2003                   $2.00           $0.05
June 30, 2003                    $0.35           $0.15
September 30, 2003               $5.35           $0.80
December 31, 2003*               $3.30           $3.10

* Through October 13, 2003.



Number  of  Shareholders

As  of  September  30,  2003  we had approximately 1,000 shareholders of record.

Penny  Stock  Rules

Our stock has had a market price of less than $5.00 per share. The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions. Accordingly, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell our common stock in the public market.

Dividends

We have never declared dividends on our common shares and we do not anticipate declaring any dividends in the foreseeable future, though there are no existing restrictions on the authority of the Board of Directors to declare dividends out of funds legally available for the payment of dividends.


                             EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the fiscal years ended December 31, 2002, 2001 and 2000 paid or accrued by us to our Chief Executive Officer. No executive officers earned more than $100,000 in the 2002, 2001 and 2000 fiscal years.

                           SUMMARY COMPENSATION TABLE



                                   Annual Compensation
                             --------------------------------------
                                                                      Other
                                                                      Annual
Name and. . . . . . . . . .                                           Compen-
Principal Position. . . . .  Year           Salary (1)    Bonus       sation
Greg Mardock. . . . . . . . 2002            $ 12,000       -0-           -0-
Chief Executive Officer (1)


(1) Mr. Mardock received compensation from Mardock, Inc., a subsidiary of our wholly-owned subsidiary at that time, Flexxtech Holdings, Inc. VLK Capital Corp. was issued 5,909,333 shares of common stock for managerial services valued at $.902 per share, as amended for the 18 month period from January 2001 through June 2002. VLK subsequently issued 783,333 shares to Greg Mardock.

Mr. Mardock resigned in April, 2003. Mr. Cummings became our Chief Executive Officer in May, 2003.

Compensation  Committee  Interlocks  and  Insider  Participation

None of our directors or executive officer serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

Employment  Agreement

We executed an employment agreement with Mr. Cummings 0n May 23, 2003. Mr. Cummings currently earns a gross salary of $16,000 per month and 5% of the adjusted net profits for a two-year period ending on May 23, 2005.

Stock  Option  Plan

Our Board of Directors has approved the issuance of 1,000,000 shares for our Stock Option Plan. On September 16, 2003 the Board of Directors approved the issuance of 300,000 stock options to the Company's Chief Operating Officer, William Lindberg at strike prices of; 100,000 shares at $0.45 per share, 100,000 shares at $2.50 per share and 100,000 shares at $5.00 per share.

                              FINANCIAL STATEMENTS

ITEM  1.  FINANCIAL  STATEMENTS.

                       FLEXXTECH CORPORATION & SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003
                                   (Unaudited)

                                     ASSETS
Current Asset:
               Cash and cash equivalents                          $      6,730
               Accounts receivable                                     450,879
               Notes receivable - related parties                       80,534
               Other current assets                                      2,289
                                                                       540,432
                                                                  -------------

Property and Equipment, net8,580

Goodwill                                                             1,745,840
                                                                  -------------
TOTAL ASSETS                                                        $2,294,852
                                                                  =============

                         LIABILITIES & STOCKHOLDERS' DEFICIT
Current Liabilities:
               Accounts payable and accrued expenses                $1,219,181
               Loans payable                                            69,281
               Loans payable related parties                             3,500
               Due to factor                                           299,515
               Convertible debt - current                              762,761
       Total Current Liabilities                                     2,354,238
                                                                  -------------

Long-term Liabilities:
               Convertible debt net of debenture cost                  220,000

                               STOCKHOLDERS' DEFICIT
        Common stock, authorized 100,000,000 shares at $.001 par
              value, issued and outstanding 10,325,407 shares           10,325
         Additional paid in capital17,                                 679,523
         Shares to be issued                                            16,900
         Accumulated deficit                                       (17,986,134)
                                                                  -------------
             Total Stockholders' Deficit                              (279,386)
                                                                  -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                         $2,294,852
                                                                  =============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS







                                      FLEXXTECH CORPORATION & SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (Unaudited)
                                               THREE MONTHS                 SIX MONTHS
                                                   ENDED                       ENDED
                                                  JUNE 30,                    JUNE 30,
                                       ---------------------------   ------------------------
                                          2003          2002            2003          2002
                                       --------------  ------------  -----------  ------------
NET REVENUE                            $  196,571            -       $  196,571             -
COST OF REVENUE                           135,835            -          135,835             -
                                        ---------      ----------    -----------  ------------
GROSS PROFIT                               60,736            -           60,736             -
OPERATING EXPENSES                        266,714       581,129         317,244       854,455
                                        ----------     ----------    -----------  ------------
LOSS FROM OPERATIONS                     (205,978)     (581,129)       (256,508)     (854,455)

Other income (expense)
    Litigation settlement                       -       (41,743)              -       (41,743)
    Interest income                           660             -           1,320             -
    Loss on settlement debt                     -      (172,444)              -      (172,444)
    Interest expense                      (12,300)     (104,293)        (25,565)     (136,672)
                                        ----------      ---------    -----------  ------------
           Total other income (expense)   (11,640)     (318,480)        (24,245)     (350,859)
                                        ----------      ---------   -----------  ------------
LOSS FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES                             (217,618)     (899,609)       (280,753)   (1,205,314)
Provision of Income tax                         -             -             800           800
                                         ---------     ---------    -----------  ------------
LOSS FROM CONTINUING OPERATIONS          (217,618)     (899,609)       (281,553)   (1,206,114)
LOSS FROM DISCONTINUED OPERATIONS               -      (609,888)              -    (1,427,963)
                                         ---------     ----------   -----------  ------------
NET LOSS                                $(217,618)  $(1,509,497)      $(281,553)  $(2,634,077)
                                        ==========  ============     ===========  ============
Basic and diluted loss per share from
continuing operations                   $   (0.05)  $     (7.27)      $   (0.11)  $    (10.38)
Basic and diluted loss per share from
discontinued operations.                $       -   $     (4.93)      $       -   $    (12.29)
                                        ----------  ------------     -----------  ------------
Basic and diluted loss per share        $   (0.05)  $    (12.21)      $   (0.11)  $    (22.68)
                                        ==========  ============     ===========  ============
Basic and diluted weighted average
shares outstanding                      4,712,836       123,671       2,611,048       116,146
                                        ==========  ============     ===========  ============



* The  basic  and  diluted  net  loss  per  share  has  been  restated  to  retroactively effect a
200:1  reverse  stock  split  at  January  23,  2003

  Weighted  average  number  of  shares  used  to  compute  basic  and  diluted  loss  per  share is  the  same  since  the  effect  of  dilutive  securities  is  anti-dilutive.

    THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL  PART  OF  THESE  UNAUDITED CONSOLIDATED FINANCIAL
STATEMENTS







                         FLEXXTECH CORPORATION & SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2003 AND 2002
                                   (Unaudited)
                                                                     2003         2002
                                                                  ==========  ============

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                                          $(281,553)  $(2,634,077)
Adjustments to reconcile net loss to cash provided by (used in)
operating activities
      Depreciation and amortization                                   5,365       149,594
      Issuance of stocks for consulting services & compensation.    121,950       687,419
      Issuance of stocks for settlement of debt                           -       426,514
      Loss on settlement of debt                                          -       172,444
      (Increase) / decrease in current assets
           Accounts receivable                                       61,143        58,546
           Inventory                                                      -      (257,357)
           Deposits & other current assets                            3,775       (19,042)
      Increase /(decrease) in current liabilities
           Accrued expenses & accounts payable                      147,363       (33,259)
                                                                  ----------  ------------
           NET CASH PROVIDED BY (USED IN) OPERATING
                  ACTIVITIES FROM CONTINUED OPERATIONS               58,043    (1,449,218)
                                                                  ----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Cash received in acquisition of subsidiary                 3,311             -
                                                                  ----------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
          Proceeds from sales of common stock                             -       824,191
          Proceeds from shares to be issued                           2,150             -
          Repayment of notes receivable                             (39,320)     (110,300)
          Proceeds from borrowings                                        -       496,187
          Payments of loans                                         (21,360)      (59,200)
                                                                  ----------  ------------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       (58,530)    1,150,878
                                                                  ----------  ------------

NET INCREASE (DECREASE IN) CASH AND CASH EQUIVALENTS                  2,824      (298,340)

CASH AND CASH EQUIVALENTS -BEGINNING                                  3,906       370,784
                                                                  ----------  ------------
CASH AND CASH EQUIVALENTS -ENDING                                 $   6,730   $    72,444
                                                                  ==========  ============



*  The  basic  and  diluted  net  loss  per  share  has  been  restated  to  retroactively effect  a  200:1  reverse  stock  split  at  January  23,  2003

  Weighted  average  number  of  shares  used  to  compute  basic  and  diluted  loss  per share  is  the  same  since  the  effect  of  dilutive  securities  is  anti-dilutive.




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.     BASIS  OF  PREPARATION:

The accompanying unaudited condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited financial statements for the two years ended December 31, 2002 and 2001 were filed on April 23, 2003 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the six-month periods ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

BASIC  AND  DILUTED  NET  LOSS  PER  SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

DESCRIPTION  OF  BUSINESS

The Company was organized on March 24, 1998, under the laws of the State of Nevada, as Color Strategies. On December 20, 1999, the Company changed its name to Infinite Technology Corporation. The Company changed its name to Flexxtech Corporation in April 2000.

On May 23, 2003, the Company closed a purchase agreement to acquire 100% of the issued and outstanding common stock of Network Installation Corporation (NIC). The purchase price consisted of $50,000 cash, 7,382,000 shares of the Company's common stock and five year option to purchase an additional 618,000 shares of the Company stock if NIC's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. The option is exercisable at a price equal to the closing bid price of the stock on August 31, 2003 (note
12).

NIC was incorporated on July 18, 1997, under the laws of the State of California. The Company is a full service computer cabling, networking and telecommunications integrator contractor, providing networks from stem to stem in house. The Company participates in the network infrastructure market to end users, structured cabling market and the telephony services.

The  Company  had  disposed  of  all  subsidiaries  as  of  December  31,  2002.

REVENUE  RECOGNITION

Revenue Recognition Revenue is recognized when the contract is completed (Completed-Contract Method). The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Because of short duration of the contracts, the Company did not have any work in progress as of June 30, 2003. Expenses are recognized in the period in which the corresponding liability is incurred.

ISSUANCE  OF  SHARES  FOR  SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

RECLASSIFICATIONS

For comparative purposes, prior years' consolidated financial statements have been reclassified to conform with report classifications of the current year.

2.  PRINCIPLES  OF  CONSOLIDATION

The accompanying financial statements include the accounts of Flexxtech Corporation (the "Parent"), and its 100% owned subsidiary, Network Installation Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation. The historical results for the period ended June 30, 2003 include the Company and Network Installation Corporation (from the acquisition date), while the historical results for the period ended June 30, 2002 include only Flexxtech Corporation.

3.     RECENT  PRONOUCEMENTS

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The adoption of SFAS 148 does not have a material effect on the earnings or financial position of the Company.

On April 30 2003, the FASB issued FASB Statement No. 149 (FAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

4.      GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $17,986,134 including a net loss of $281,553 for the six month period ended June 30, 2003. The continuing losses have adversely affected the liquidity of the Company. The Company faces continuing significant business risks, including but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended June 30, 2003, towards obtaining additional equity financing through various private placements and evaluation of its distribution and marketing methods. In that regard, during the year ended December 31, 2002, the Company disposed off all of its losing subsidiaries.

5.     NOTES  RECEIVABLE/PAYABLE  -  RELATED

Notes  receivable  from  related  parties

Through December 31, 2002, the Company had advanced $6,008 to an entity related through common director and $38,000 to a shareholder and former officer of the Company. As a part of the reorganization of the Company on April 9, 2003, the amount were forgiven as a part of the whole transaction.

The Company has a receivable from a company related by common officer amounting $73,206 as of June 30, 2003. The amount is unsecured, due on demand and non interest bearing.

Notes  payable  to  related  parties

The notes payable to related parties through common major shareholders and officer of the Company and individuals related to major shareholders of the Company, amounting $1,727,908 were forgiven per restructuring agreement at April 9, 2003. The notes were due on demand, with interest rate ranging from 10% to 18% per year and secured by the assets of the Company. Interests on the notes along with any accrued interest were also forgiven per a restructuring agreement (note 12). As part of restructuring agreement, the Company issued 690,000 shares of common stock to the related parties. The Company recorded $1,727,908 as an addition to the stockholders' equity.

The Company has $3,500 payable to the major shareholder and officer of the Company based on the purchase agreement of the subsidiary.

6.   LOAN  PAYABLE

NIC, the Company's wholly owned subsidiary, has an unsecured note payable of $47,500, guaranteed by the officer and shareholder of the Company, bearing an interest rate of 8.75%. The note was payable through a revolving line of credit, which commenced on November 6, 2001, the date of the note, and was to be expired in three years following the note date. The Company was to pay a total of 36 payments of interest only on the disbursed balance beginning one month from the note date and every month thereafter. The term period was to commence upon the termination of the revolving line of credit period. During the term period, the Company was to pay principal and interest payments in equal installment sufficient to fully amortize the principal balance outstanding, beginning one month from the commencement of the term period. All remaining principal and accrued interest was due and payable 7 years from the date of the note.

As a result of acquisition of NIC by the Company, NIC was in default on this note, since the note prohibited a change of ownership over 25% of NIC's common stock outstanding. The entire principal amount became due upon default and the revolving line of credit is no longer available to NIC. The Company is in the process of making payment arrangement with the financing institution.

The Company has notes payable to unrelated parties amounting $21,781. These notes are due on demand, bear interest rate of 6% per annum and unsecured.

7.      DUE  TO  FACTOR

On February 27, 2003, NIC, entered into a factoring and security agreement to sell, transfer and assign certain accounts receivable to Orange Commercial Credit (OCC). OCC may on its sole discretion purchase any specific account. All accounts sold are with recourse on seller. All of the Company's property of NIC including accounts receivable, inventories, equipment and promissory notes are collateral under this agreement. OCC will advance 80% of the face amount of each account. The difference between the face amount of each purchased account and advance on the purchased account shall be reserve and will be released after deductions of discount and charge backs on the 15th and the last day of each month. OCC charges 1% of gross face value of purchased receivable for finance charge and 1% for administrative fees with minimum charge of $750 on each settlement date. As of June 30, 2003, the Company factored receivables of approximately $299,515. In connection with the factoring agreement, the Company included fees of $2,493 in the period ended June 30, 2003.

8.      INCOME  TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through June 30, 2003, the Company incurred net operating losses for tax purposes of approximately $16,800,000. The net operating loss carryforwards may be used to reduce taxable income through the year 2017. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2007. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

Temporary differences which give rise to deferred tax assets and liabilities at June 30, 2003 comprised of depreciation and amortization and net operating loss carry forward. The gross deferred tax asset balance as of June 30, 2003 was approximately $6,720,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards cannot reasonably be assured.

9.      STOCKHOLDERS'  EQUITY

During the six month periods ended June 30, 2003, the Company issued stocks at various times, as described per the following. The stocks were valued at the average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance.

STOCK  SPLIT

On January 23, 2003, the Company announced a 1 for 200 reverse stock split of its common stock. All fractional shares are rounded up and the authorized shares remain the same. The financial statements have been retroactively restated for the effects of stock splits.

COMMON  STOCK:

During the six month period ended June 30, 2003, the Company issued common stock as follows:

75,000 shares of common stock were issued to an entity related through common officer at that time, for consulting fees, amounting $3,750.

7,382,000 shares of common stock valued at $1,107,300 were issued for acquisition of its subsidiary, Network Installation Corporation.

On April 7, 2003, the Company issued 800,000 shares of common stock to a major shareholder as inducement for debenture amounting $80,000. The shares were valued at $120,000 and recorded as deemed dividend to the major shareholder.

On April 7, 2003, the Company issued 250,000 shares of common stock to an unrelated party as inducement for debenture amounting $25,000. The shares were recorded as debenture issuance cost up-to the amount of debenture of $25,000. The debentures have been presented net of debentures issuance cost in the financial statements at June 30, 2003.

The Company issued 700,000 shares of common stock to the major shareholder for consulting services amounting $105,000.

The Company issued 690,000 shares of common stock as a part of restructuring on April 9, 2003 (note 12).

CONVERTIBLE  DEBENTURES:

In the year ended December 31, 2001, the company issued debentures amounting $720,000, carrying an interest rate of 6% per annum, due in August 2003. The holders are entitled to, at any time or from time to time, convert the conversion amount into shares of common stock of the Company, par value $.001 per share at a conversion price for each share of common stock equal to the lower of (a) 120% of the losing bid price per share (as reported by Bloomberg, LP) on the closing date, and (b) 80% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Company's common stock for the five trading days immediately preceding the date of conversion. As of June 30, 2003, the outstanding balance of the debentures amounted to $662,761.

On April 7, 2003, in connection with the recession agreement (note 11), the Company issued convertible debentures of $140,000 to various parties. The
Company has recorded the debentures as recession cost in the financial statements at December 31, 2002. The Holder of the debentures is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Restricted Period, at the lesser of (i) 75% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or
(ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. The Debentures shall pay six percent (6%) cumulative interest, in cash or in shares of common stock, par value $.001 per share, of the Company ("Common Stock"), at the Company's option, at the time of each conversion. The debentures are payable on April 8, 2008.

On April 7, 2003, the company issued debentures amounting $105,000, carrying an interest rate of 6% per annum, due in April 2008. The face amount of this Debenture may be converted, in whole or in part, any time following the Closing Date. Holder is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Closing Date, at the lesser of (i) 75% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

In connection with issuance of debentures, the Company issued 250,000 shares of common stock to an unrelated party and 800,000 shares of common stock to a related party. The shares issued to the unrelated party were recorded as debenture issuance cost up-to the amount of debenture amounting $25,000. The debentures have been presented net of debentures issuance cost in the financial statements at June 30, 2003. The shares issued to the related party have been recorded as deemed dividend amounting $120,000.

CONVERTIBLE  PROMISSORY  NOTES  PAYABLE

In the year ended December 31, 2001, the Company issued convertible promissory notes of $100,000 due on April 1, 2004, carrying an interest rate of 10% per annum. The holder of $100,000 promissory notes is entitled to convert the conversion amount into shares of common stock of the Company, par value $.001, at any time, per share at a conversion price for each share of common stock equal $7.00 per share of common stock. The note is secured and collateralized by shares of common stock of the Company at one share per every five dollars ($5.00) of the principal.

STOCK  OPTION  PLAN

The Company has adopted a Stock option plan for the granting of options to employees, consultants and other providers of goods and services to the Company. The Company has set aside 1,000,000 shares of common stock under the plan. On September 16, 2003 the Board of Directors approved the issuance of 300,000 stock options to the Company's Chief Operating Officer, William Lindberg at strike prices of; 100,000 shares at $0.45 per share, 100,000 shares at $2.50 per share and 100,000 shares at $5.00 per share.

10.      LITIGATION

In the year ended December 31, 2002, a suit was brought against the Company alleging the Company made false written and oral representations to induce the plaintiff to invest in the Company and that such investment occurred despite the Plaintiff's request that the funds be held in a brokerage account maintained by a related entity. A co-defendant in the case also filed a cross-complaint in the action alleging theories of recovery against the Company and several other defendants and alleging fraud, breach of contract, misrepresentation, conversion and securities fraud against the Company. Presently, the complaint and cross-complaint have been answered by the Company and discovery has commenced. The plaintiff has filed a motion to compel further discovery and for sanctions.

Management of the Company is opposing the claims and alleges that it delivered a properly issued convertible note to the plaintiff. In the opinion of the Company's counsel, the Company's exposure in the case is $100,000 for the investment plus interest. However, if the claims against the Company are successful, the punitive damages could triple the damages. The Company has accrued $300,000 in the accompanying financial statements against any possible outcome. The Company is attempting to settle and has made a good faith deposit of $20,000 towards a settlement.

On April 25, 2003 the Superior Court Of The State of California entered a judgment in the amount of $46,120 against the Company, in favor of a vendor of the Company's former subsidiary North Texas Circuit Board ("NTCB"). The Company believes that it was never issued proper service of process for the complaint. In addition, on August 20, 2002 NTCB was sold by the Company to a purchaser ("Purchaser"). Pursuant to terms of the share purchase agreement, Purchaser assumes all liabilities of NTCB. The Company plans to vigorously oppose the action.

On April 29, 2003 a suit was brought against the Company by an investor, alleging breach of contract pursuant to a settlement agreement executed between the Company and investor dated November 20, 2002. The suit alleges that the Company is delinquent in its repayment of a $20,000 promissory note, of which $5,000 has been repaid to date. Management of the Company intends to oppose the claims.

The Company may be involved in litigation, negotiation and settlement matters that may occur in the day-to-day operations of the Company and its subsidiary. Management does not believe implication of these litigations will have any other material impact on the Company's financial statements.

11.       SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $-0- for income taxes and interest during the six month period ended June 30, 2003. The Company paid income taxes of $-0- and interest of $15,100 during the six month period ended June 30, 2002.

The statement of cash flows does not include effect of non-cash transaction of issuance of shares (note 9).

12.    RESTRUCTURING  AND  ACQUISITIONS

On October 1, 2002, the Company signed to acquire 80% of the outstanding Common Shares of W3M, Inc. (dba "Paradigm Cabling Systems"), a privately held California corporation ("Paradigm"), in a stock for stock exchange. Paradigm was incorporated in California in May of 1998, under its current corporate name, W3M, Inc. Paradigm was a full service computer cabling, networking and telecommunications integrator contractor, providing networks from stem to stern in house, for larger, medium and smaller industrial, educational and residential complexes. As part of the transaction, the Company agreed to use its best efforts to arrange in the future for an infusion of $250,000 in additional capital, either as debt or equity or some combination of both, to Paradigm, in order to increase its working capital. However, the Company was unable to arrange infusion of the capital per the agreement.

On April 8, 2003, the Company and Paradigm agreed that the transaction is void ab initio (that is, at its inception), with the effect that Paradigm remains the owner of all of its Assets and the shares of the Company's Preferred Stock are restored to the status of authorized but un-issued shares. The Purchase Agreement and all related documents and all documents delivered in connection therewith were thereby terminated ab initio and are of no force or effect whatsoever. In connection with funds invested as working capital into Paradigm during the period from October 1, 2002 until April 1, 2003, the Company issued to Ashford Capital LLC and e-fund Capital/Barrett Evans (or its designee), 5 year convertible debentures in the amount of sixty five thousand dollars($65,000) and seventy five thousand dollars ($75,000) respectively. The Company recorded $140,000 as loss on acquisition and recession in the financial statements at December 31, 2002.

On April 9, 2003, the Company signed a restructuring agreement with Duchess Advisors LLC and its affiliates. Under the agreement, Western Cottonwood Corporation, a related party through major shareholder, agreed to forgive Notes receivable and interest receivable from the Company (note 5). Under the agreement, Western Cottonwood and Atlantis Partners shall maintain a combined ownership percentage of a non-dilutive 4.9% and Greg Mardock, former president of the Company, shall maintain a combined ownership percentage of a non-dilutive 2% through the Company's first merger or acquisition transaction. Per the agreement, the president of the Company resigned and nominees of Dutchess Advisors LLC were appointed officers of the Company. Pursuant to the consulting Agreement, the Company issued Seven Hundred Thousand (700,000) shares or common stock of the Company to Dutchess Advisors, Ltd. (the "consultant"). Also, the Company will pay to the Consultant, the sum of three thousand dollars per month ($3,000) for non accountable expenses for months 1-12. The Retainer shall increase to five thousand dollars ($5,000) per month for months 13-24. Payment of nine thousand dollars ($9,000) for the first three months is due upon execution of this Agreement. Payment for the remaining months shall be due by the fifth business day of each month and payable in the form of corporate check or wire transfer. The Company shall reimburse Consultant for those reasonable and necessary out-of-pocket expenses (including but not limited to travel, transportation, lodging, meals etc.) which have been approved by the President of the Company prior to their incurrence and which have been incurred by Consultant in connection with the rendering of services hereunder. The term of this Agreement shall be twenty four (24) months commencing on the date and year first above written.

In May 2003, the Company closed a purchase agreement to acquire 100% of the issued and outstanding common stock of Network Installation Corporation
(NIC). The purchase price consisted of $50,000 cash, 7,382,000 shares of the Company's common stock and five year option to purchase an additional
618,000  shares  of  the  Company  stock  if   NIC's  total  revenue  exceeds
$450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. The option is exercisable at a price equal to the closing bid price of the stock on August 31, 2003. A summary of the NIC assets acquired, liabilities assumed and consideration for is as follows:




                                                    Allocated
                                                     Amount
                                                 ------------

   Cash                                          $     3,311
   Accounts receivable                               511,722
   Notes receivable                                   73,206
   Fixed assets                                       10,262
   Other assets                                        2,289
   Current liabilities                            (1,189,330)
   Goodwill                                        1,745,840
                                                ------------
                                                 $ 1,157,300
                                                ============


   Consideration paid                              Amount
                                                 ----------

   Cash                                          $   50,000
   Common stock-7,382,000 shares                  1,107,300
                                                -----------
                                                 $1,157,300
                                                ===========


Unaudited Pro-forma revenue, net income and income per share assuming the transaction had been completed at the beginning of the periods reported, on pro-forma financial results would be as follows:


                                         For Six months period ended
                                     June 30, 2003        June 30, 2002
                                    ---------------       ----------------
                                        (Unaudited)          (Unaudited)
Revenue                              $  754,944           $   53,093
Net loss for the period              $  495,681           $2,698,837
Net loss per share                   $     0.19           $     0.36


     CHANGES IN AND DISAGREMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

None of our principal independent accountants have resigned, declined to stand for re-election or been dismissed in the last two years.

PART  II.  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VIII of our By-laws provides: Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Article VIII of our Articles of Incorporation states that: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Under the foregoing provisions of our Certificate of Incorporation and By-Laws, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or under the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.


OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.




Filing Fee--Securities and Exchange Commission        $400
Legal Expenses                                        $6,000
Accounting Expenses                                   $7,500
Blue Sky Fees and Expenses                            $1,000
Printing Expenses                                     $3,000
Miscellaneous expenses                                $2,100
                                                   ---------
              Total:                                 $20,000


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On June 26, 2000, we commenced a private placement offering during which we sold the following shares at the prices and for the proceeds indicated below.

No.  Shares            Price             Total  Proceeds
       -----------     -----             ---------------
236,942  shares                          $  236,942
  1,800  shares       $1.67  per  share  $    3,000
 23,600  shares       $2.12  per  share  $   50,000
  1,700  shares       $2.35  per  share  $    4,000
449,962  shares       $2.50  per  share  $1,124,905
14,034  shares        $2.67  per  share  $   37,471
16,493  shares        $3.33  per  share  $   54,921
36,000  shares        $5.00  per  share  $  180,000
                                        -----------
      Total through 12/31/00             $1,691,239

During the same period we sold 141,412 additional shares without registration under the Securities Act of 1933 ("Act") in reliance on the exemption from registration provided by Regulation  S  for  gross  proceeds  of  $376,030.

We did not employ an underwriter in connection with the above sales but did pay finders' fees of approximately $169,123 in connection with the sales. Total offering expenses were approximately $253,685 or 15% of the gross proceeds. The expenses beyond the finders' fees were for due diligence, accounting and legal expenses.

In the three months ended September 30, 2001, we sold a total of 31,996 without registration pursuant to the exemptions afforded by Regulation D resulting in gross proceeds of $30,320 and an additional 6,676 shares pursuant to the provisions of Regulation S resulting in gross proceeds of $2,200. $3,400 received where shares have not been issued. We utilized the services of finders in placing the Offerings. We did not utilize the services of brokers or underwriters. The Offerings were self-underwritten. The Offering expenses were approximately 15% of the gross Offering proceeds. The balance of the Offering expenses were related to general sales expenses, including, but not limited to, due diligence, accounting and legal expenses.

In August, 2001 we commenced a convertible debenture offering. The placement agent was May Group, Inc. May Davis received 200,000 pursuant to Regulation D and cash consideration as a fee. The debentures and shares were offered to persons who were "accredited investors" without registration under the Act in reliance on the exemption from registration provided by 4(2) of the Act and Regulation D thereunder.

We have sold Convertible Debentures to the following persons in the amounts indicated below.

Number  Amount      Name of Bondholder
------   ------     ------------------
001     $10,000     Bonnie  Goldstein
002     $10,000     Neil  Jones
003     $20,000     Terry  and  Carol  Conner
004     $10,000     Robert  Dutch
005     $20,000     Howard  and  Elaine  Bull
006     $50,000     Daniel  Grillo
007     $10,000     Jon  Cummings
008     $10,000     Richard  Dredge
009     $10,000     Seymour  Niesen
010     $10,000     John  Williams
011     $10,000     Koenraad  Blot
012     $10,000     Steven  and  Mary  LeMott
013     $10,000     Andrew  Geiss
014     $10,000     John  and  Dianna  McNeish
015     $10,000     Carl  Ziegler
016     $10,000     Michael  Beecher
017     $10,000     Michael  Dahlquist
018     $10,000     Carl  Hoehner
019     $20,000     Vernon  Koto
020     $20,000     Kenneth  E.  Rogers
021     $10,000     John  Bollinger
022     $10,000     Richard  Blue
023     $10,000     Frank  Damato
       ----------
       $310,000

   Second  Tranche

        20,000     Craig  Wexler
        30,000     Lawrence  Wexler
        12,500     Andrew  Smith
        12,500     Global  Coast  Insurance
        95,000     Charles  Mangione
     ----------
      $170,000

We have also sold debentures to the following investors in the following amounts.

       180,000     David  Wykoff
        60,000     Dutchess  Private  Equities  Fund,  L.P.
     ---------
      $240,000

These  two  debentures  are  secured  by  a  Giga  8800  Automatic  CNC
Drilling Machine owned by our subsidiary North Texas Circuit Board Co., Inc., pursuant to terms of a security agreement.

From January 1 through September 30, 2001 Network Installation issued 6,982,661 to major shareholders for $2,236,423 of which 6,429,333 common shares were issued to VLK Capital Corporation in exchange for consulting and other services performed on behalf of Network Installation by Greg Mardock and other management advisors which the Company has valued at $1,286,000. Of these shares, 783,333 shares were subsequently transferred to Greg Mardock, president of the Company at that time, and an additional 2,646,000 were transferred to Edward Fearon, an officer and director of Primavera
Corporation and North Texas Circuit Board, and 500,000 were transferred to Raymond Craig, a shareholder.

During the fourth quarter of 2001 we issued additional shares of Network Installation common stock without registration under the Act in reliance on the exemption from registration provided by 3(b) of the Act and Rule 506 of Regulation D thereunder:

-     Ten  shareholders  purchased  shares  44,344  at  $0.65  per  share
-     Three  shareholders  purchased  12,337  shares  at  $0.75  per  share
-     One  shareholder  purchased  4,000  shares  at  $0.55  per  share

Additionally, we issued seven shareholders 100,028 shares for services and one additional shareholder 600,000 shares collected against a loan.

During the last quarter of 2001 we issued additional shares without registration under the Act in reliance on the exemption from registration provided by Regulation S under the Act, as follows:

-     One  shareholder  purchased  249,920  shares  at  $.202  per  share
-     One  shareholder  purchased  69,709  shares  at  $0.21  per  share
-     One  shareholder  purchased  130,000  shares  at  $0.35  per  share

These sales constitute a total of 442,629 shares issued in reliance on Regulation S. The total of all share issuances during the fourth quarter of 2001 is 1,206,338 shares.

In the 12 months ended December 31, 2002 and pursuant to Regulation D or Regulation S the Company issued a total of 67,725,390 shares of which 11,317,851 Shares were sold for cash. The breakdown of shares sold for cash for the 12 Months ended December 31, 2002 are as follows:


        Quarter            Amount of Securities                Regulation           Gross Proceeds

            1st                   1,900,634                 .  S                    $284,378.12
            1st                     232,000                    D                    $ 58,000.00
            2nd                   3,482,396                    S                    $462,813.61
            2nd                      59,452                    D                    $ 19,060.00
            3rd                     194,120                    S                    $ 13,879.24
            3rd                     150,000                    D                    $  3,500.00
            4th                   5,299,249                    S                    $ 23,591.57
                                 ----------                                         -----------
            Total                11,317,851                                         $865,222.54
                                 ==========                                         ===========




The following is a breakdown of common shares issued for Flexxtech Corporation in the year 2002:

During the first quarter ended March 31, 2002, the Company sold 10,679 shares for cash in the amount of $343,358. The Company issued 1,133 shares of common stock for consulting services amounting $113,000 to related parties. The Company issued 1,050 shares of common stock for compensation amounting $92,400. The Company issued 4,250 shares of common stock to a related party, related by common major shareholders, as collateral against a debt of $283,700.

During the second quarter ended June 30, 2002, the Company sold 18,376 shares for cash in the amount of $480,833. The Company issued 10,413 shares of common stock for consulting services valued at $479,644. The Company also settled debts amounting to $259,200 by issuing 6,081 shares of common stock valued at $431,644.

During the quarter ended September 30, 2002, the Company issued 9,375 shares for finders fee related to sale of common stock. The shares issued for finders' fees were valued at $93,750. Included in those shares were 7,500 shares valued at $75,000 to a company owned by a major shareholder of the Company. The Company issued 10,000 shares issued at $100,000 to an investor for a price difference adjustment. The price difference adjustment is the excess amount received from an investor on the sale of common stock over the market price. The Company issued 175 shares for consulting services valued at $3,233. The Company issued 7,500 shares to the President of the Company at that time as compensation, and valued at $138,596. The Company issued 10,076 shares of common stock valued on conversion of debentures at $140,527. The Company also settled a debt of $100,000 payable to a Company owned by the majority shareholder of the Company, by issuing 25000 shares valued at $250,000 resulting in a loss of
$150,000 on settlement of the debt. During the three month period ended September 30, 2002, the Company sold 1,721 shares of common stock for cash in the amount of $17,088. The Company issued marketable securities, 7,500 shares of a publicly traded Company valued at $225,000 in price settlement to an investor.

During the three month ended December 31, 2002, the Company issued common stock to various parties as per follows:

         a) On October 7, 2002, 51,361 shares of common stock valued at $70,449 were issued in the name of Delaware Charter Guarantee and Trust, FBO Greg Mardock, the president of the Company, in exchange for Promissory Notes of $64,588 principal amount and interest of $5,861.

         b) On October 8, 2002, Edward R. Fearon, the former President of Primavera and Escamilla Capital Corporation, a related entity, received 6,250 and 8,750 shares respectively, valued at a total of $60,000.

         c) On October 8, 2002, Edward R. Fearon, the former President of Primavera was issued 15,000 shares of common stock valued at $60,000 for consulting services performed during the year ended December 31, 2002.

         d) On November 5, 2002 Western Cottonwood Corp was issued 75,000 shares of common stock valued at $300,000 in exchange for a debt of $300,000.

         e) During the three month ended December 31, 2002, the Company settled debentures amounting $50,800 by issuing 34,940 shares of common stock valued at $50,800.

         f) The Company issued 5,000 shares to a consultant valued at $20,000 for same amount of services performed during the year ended December 31, 2002.

         g) During the three months ended December 31, 2002, the Company issued 26,496 shares of common stock for cash amounting $23,882.

         During the year ended December 31, 2002, the Company issued debentures amounting $720,000, carrying an interest rate of 6% per annum, due in August 2003. During the three month period ended December 31, 2002, the Company had issued debentures amounting $134,000.

         During the year ended December 31, 2002, the Company issued 45,016 shares of common stock in conversion of debentures amounting to $191,327.

         In April 2003, in connection with the rescission agreement, the Company issued convertible debentures of $140,000 to various parties.

         In 2002, the Company issued convertible promissory notes of $59,200 due on March 1, 2004 and $100,000 due on April 1, 2004, carrying an interest rate of 10% per annum.

The securities issued in the foregoing transactions were offered and sold in reliance upon exemptions from the Act registration requirements set forth in Sections 3(b) and 4(2) of the Securities Act, and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sales of securities.

During the six month period ended June 30, 2003, the Company issued common stock as follows:

75,000 shares of common stock were issued to an entity related through common officer at that time, for consulting fees, amounting $3,750.

7,382,000 shares of common stock valued at $1,107,300 were issued for acquisition of its subsidiary, Network Installation Corporation.

On April 7, 2003, the Company issued 800,000 shares of common stock to a major shareholder as inducement for debenture amounting $80,000.

On April 7, 2003, the Company issued 250,000 shares of common stock to an unrelated party as inducement for debenture amounting $25,000.

The Company issued 700,000 shares of common stock to the major shareholder for consulting services amounting $105,000.

The Company issued 690,000 shares of common stock as a part of restructuring on April 9, 2003.

The securities issued in the foregoing transactions were offered and sold in reliance upon exemptions from the Act registration requirements set forth in Sections 3(b) and 4(2) of the Securities Act, and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sales of securities.


                                    EXHIBITS

EXHIBIT  INDEX

Number      Description

3.1 Articles of Incorporation filed as Exhibit 3.1 to the Company's Registration Statement on Form 10SB filed on March 5th, 1999 and incorporated herein by reference.
3.2 Certificate of Amendment to Article of Incorporation filed as Exhibit 3.3 to the Company's Form 10-KSB on April 15, 2003.
3.3 By-laws filed as Exhibit 3.2 to the Company's Registration Statement on Form 10SB filed on March 5th, 1999 and incorporated herein by reference.
4.1   Warrant #101 issued to C.C.R.I. Corp. on September 29, 2003.
4.2   Warrant #102 issued to C.C.R.I. Corp. on September 29, 2003.
10.1 Consulting Agreement between the Company and Dutchess Advisors, LLC dated April 1, 2003 filed as Exhibit 10.3 to the Company's Form 8-K on April 23, 2003.
10.2 Investment Agreement between the Company and Preston Capital Partner, LLC dated September 29, 2003
10.3 Registration Rights Agreement between the Company and Preston Capital Partners, LLC dated September 29, 2003
10.4  Placement Agent Agreement between the Company and Park Capital
Securities, LLC dated October 10, 2003
5.1*  Opinion  of  counsel
21.1  List of Subsidiaries
23.1  Consent  of  independent  auditors
23.2* Consent  of  counsel  (contained  in  Exhibit  5.1)
_____________
*  To  be  filed  by  amendment

28.  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)     Include  any  prospectus  required by Section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of California, on October 16, 2003.

                       Network  Installation  Corporation


                        By:/s/ Michael Cummings
                       -------------------------------------
                           Michael  Cummings
                           Chief  Executive  Officer  and  Director

                                POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Michael Cummings, his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                          Date

/s/  Michael Cummings                             October  16,  2003
---------------------------------------------
Michael  Cummings,  Chief  Executive  Officer
and  Director


/s/  Michael Novielli                             October  16,  2003
----------------------------------------------
Michael  Novielli,  Director



/s/  Douglas Leighton                              October  16,  2003
----------------------------------------------
Douglas  Leighton,  Director


/s/  Theodore J. Smith, Jr.                        October  16,  2003
----------------------------------------------
Theodore J. Smith, Jr.,  Director